Exhibit 10.13

THIS AGREEMENT made the 28th day of October, 2003

BETWEEN:

KANATA RESEARCH PARK CORPORATION

(Hereinafter called the “Landlord”)

OF THE FIRST PART

AND

INSTANTEL INC.

(Hereinafter called the “Tenant”)

OF THE SECOND PART

AMENDMENT TO LEASE

WHEREAS pursuant to a written lease dated the 6th day of July, 1998 (the “Lease”), the Landlord leased to the Tenant all those premises consisting of Fifteen Thousand (15,000) useable square feet, subsequently certified as Fourteen Thousand Eight Hundred and Ten point Seven (14,810.7) certified useable square feet [Sixteen Thousand, Four Hundred and Sixty-Nine point Five (16,469.5) certified rentable square feet] of space on the first (1st) floor (the “Leased Premises”) of the building known _______ as 309 Legget Drive (the “Building”) in the City of Ottawa;

AND WHEREAS the parties have agreed to reduce the Annual Rent for the fifth year of the Term and the Tenant wishes to renew the Term of the Lease, and the Landlord is in agreement therewith;

THEREFORE in consideration of the rents, covenants, conditions and agreements herein contained, the Landlord and Tenant covenant and agree as follows:

1	The Term of the Lease is hereby renewed for a period of five (5) years, commencing on the 1st day of June, 2004 (the “Commencement Date”) and ending on the 31st day of May, 2009 (the “Renewal Term”).

2	Effective November 1, 2003, paragraph 3.00 “RENT – Basic Rent” shall be amended by deleting the table and inserting the following table in substitution:

Year of Term	Rental Rate Per Sq. Foot Per Annum	For Leased Premises	For Common Area	Total Per Annum
June 1,1998 to May 31, 2002	$13.00	$195,000.00	$23,400.00	$218,400.00
June 1, 2002 to Oct. 31, 2003	$13.00	$195,000.00	$23,400.00	$218,400.00
Nov. 1, 2003 to May 31, 2004	$9.00	$133,296.30	$14,929.20	$148,225.50

3	The Lease shall be amended effective June 1st, 2004 as follows:

a)	Paragraph 1.00 shall be deleted and replaced with the following:

“The Landlord hereby leases to the Tenant all those premises consisting of Fourteen Thousand Eight Hundred and Ten point Seven (14,810.7) certified useable square feet [Sixteen Thousand, Four Hundred and Sixty-Nine point Five (16,469.5) certified rentable square feet] of space on the first (1st) floor (herein called the “Leased Premises”) of the building known municipally as 309 Legget Drive (herein called the “Building”) in the City of Ottawa which said building is erected on the lands (herein called the “Lands”) described in Schedule “A” annexed hereto. The Leased Premises are more particularly outlined on the floor plan annexed hereto and marked Schedule “B”.”

b)	Paragraph 1.01 (c) shall be deleted and replaced with the following:

““Tenant’s Proportionate Share” means Twenty-Six point Two percent (26.2%).”

c)	Paragraph 3.00 “RENT – Basic Rent”, shall be amended by deleting the table and inserting the following table in its place:

Year of Term	Rental Rate Per Sq. Foot Per Annum	For Leased Premises	For Common Area	Total Per Annum
1-2	$9.00	$133,296.30	$14,929.20	$148,225.50
3	$10.00	$148,107.00	$16,588.00	$164,695.00
4-5	$11.00	$162,917.70	$18,246.80	$181,164.50

d)	Paragraph 3.01 is hereby deleted and replaced with the following paragraph 3.01 added in substitution:

“3.01 MONTHLY RENTAL

The Annual Rent shall be payable in equal monthly installments (hereinafter called the “Monthly Rent”) in advance on the first day of each calendar month during the Term. If the Term commences on any day other than the first (1st) or ends on any day other than the last of a calendar month, rent for the fraction of a month at the commencement and at the end of the Term shall be prorated at a rate per day equal to 1/365th of the Annual Rent payable. The Annual Rent and the Monthly Rent may be varied based on the actual area of the Leased Premises and Building as certified by the Landlord.”

e)	Paragraph 4.01 shall be amended by deleting the word “Land” and replacing it with the word “Lands”.

f)	Paragraph. 5.00 shall be amended as follows:

(i)	by deleting the words “Regional Municipality of Ottawa-Carleton” and replacing it with the words “City of Ottawa”, and

(ii)	by adding the following words at the end of the paragraph:

“All major repairs and/or replacements shall be amortized over the expected life of the repair and/or replacement, or as per Generally

Accepted Accounting Principals, whichever amortization period is longer. The Tenant shall not be responsible for repairs and/or replacements due to structural defects, or, from improvements which are capital in nature.”

e)	Paragraph 7.19 shall be amended by deleting the words at the end of the paragraph “provided that upon the determination of this Lease the Landlord may at its option require the Tenant, or itself at the Tenant’s expense, to remove the same and to restore the Leased Premises to the condition in which they were at the commencement of this Lease.”.

f)	Paragraph 7.20 shall be amended by deleting the word “Land” and replacing it with the word “Lands”.

g)	Paragraphs 7.22 (f) and (g) shall be amended by deleting the word “building” and replacing it with the word “Building”, deleting the word “Land” and replacing it with the word “Lands”, and deleting the words “upon which the building is constructed.

h)	Paragraph 8.05 shall be amended by adding the words “Leased Premises and” before the words “common areas”,

i)	Paragraph 19.00 shall be amended by replacing the word “Land” with the word “Lands” in each instance.

j)	Paragraph 22.00 shall be amended to reflect the Landlord’s correct address. The Landlord’s previous address shall be deleted from the third line of the paragraph and the following inserted in its place, “Suite 206, 555 Legget Drive, Ottawa, Ontario K2K 2X3”.

k)	Schedule “A” of the Lease (Legal Description) shall be deleted and replaced with the attached Schedule “A”.

l)	Schedule “E” of the Lease (Option to Renew) shall be deleted and replaced with the attached Schedule “E”.

m)	Schedule “G” of the Lease (Additional Terms and Conditions) shall be amended by adding the following paragraphs:

“SIGNAGE

(i)	The Landlord hereby grants to the Tenant the right, during the Renewal Term of the Lease, to install its corporate identification on two (2) panels on the exterior pylon sign, at the Tenant’s cost.

(ii)	Provided the Tenant directly leases and itself occupies the Leased Premises, the Landlord hereby grants to the Tenant the exclusive right on a single face of the Building, during the Renewal Term of the Lease, subject to all municipal approvals and the Landlord’s approval as to size, style and location, not to be unreasonably withheld, to install at the Tenant’s expense, a single, corporate identification sign on the east face, south east corner if permissible, of the exterior roof parapet of the Building. During the Renewal Term of the Lease, the Tenant shall, to the Landlord’s satisfaction, maintain the sign at its expense and shall remove the sign at its expense at the conclusion of the Renewal Term. This signage right is not transferable, is personal to the Tenant and shall become null and void and the sign removed upon the Tenant leasing and/or occupying an area less than the Leased Premises”.

RIGHT TO EXPAND

The Landlord hereby grants to the Tenant the right to expand into vacant premises located within the Building subject to availability (the “Additional Premises”) on an “as is” basis. The term of the Additional Premises shall be coterminous with the Renewal Term, and all terms and conditions shall be the same as in this Amendment to Lease. The parties shall execute an amendment to lease document reflecting the terms relating to the Additional Premises. The Landlord is prepared to advise the Tenant when space is or will be available to lease within the Building.

SAVE AND EXCEPT as set out herein all other terms and conditions of the Lease shall remain unchanged and shall apply during the Renewal Term.

ALL CAPITALIZED terms used herein shall have the same meaning as in the Lease.

IN WITNESS WHEREOF the parties hereto have affixed their corporate seals duly attested to by the hands of their authorized signing officers.

SIGNED, SEALED AND DELIVERED
In the Presence of:	)	KANATA RESEARCH PARK CORPORATION
)
)
)
	)	Per:	/s/ MARTIN A. VANDEWOUW
	)	Name:	Martin A. Vandewouw
	)	Title:	President

	)	I have the authority to bind the corporation.
)
)
	)	INSTANTEL INC.
)
)
	)	Per:	/s/ DANIEL A. GUNTHER
	)	Name:	Daniel A. Gunther
	)	Title:	President and CEO

	)	I have the authority to bind the corporation.

4